Exhibit 99.1

Contacts:	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Senior Manager, Marketing Communications
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Announces Results for Third Quarter Fiscal 2010

14 Orders Added to Backlog Highlight Profitable Quarter

SUNNYVALE, Calif., May 6, 2010 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the third quarter of fiscal year 2010, ended March 31, 2010.

For the third quarter of fiscal 2010, Accuray reported total revenue of $51.9 million, compared to the third quarter of fiscal 2009 total revenue of $61.3 million.

Accuray reported net income for the third quarter of fiscal 2010 of $2.3 million, or $0.04 per diluted share, compared to a net income of $1.2 million, or $0.02 per diluted share, during the same period last year.

During the third quarter of fiscal 2010, 14 orders for CyberKnife® Robotic Radiosurgery Systems with a value of $64.3 million were added to company backlog, which combined with service renewal orders and other ancillary accessory orders yielded a total addition to backlog of $76.6 million. For the first nine months of fiscal 2010, Accuray added 41 CyberKnife Systems to backlog and shipped 26 units.

In the third quarter of fiscal 2010, six CyberKnife Systems were installed, bringing the worldwide CyberKnife installation base to 196 units.

For the nine months ended March 31, 2010, total revenue was $159.8 million, an 8.6 percent decline over total revenue of $174.8 million during the same period last year. Net loss for the first nine months of fiscal 2010 was ($2.2) million or a loss of ($0.04) per share, compared to a net loss of ($613,000) or ($0.01) per share during the first nine months of fiscal 2009.

“We are pleased to report a third quarter with 14 orders being added to backlog,” said Euan Thomson, president and chief executive officer of Accuray Incorporated.  “Solid order performance and the achievement of profitability in a quarter where deferred platinum revenue is tailing off, highlights our ongoing core revenue growth.”

Accuray’s cash and investment balances at the end of the third quarter of fiscal 2010 totaled $145.8 million, which includes cash and cash equivalents of $36.0 million, restricted cash of $21,000, short-term investments of $81.5 million, trading securities of $21.9 million and long-term investments of $6.4 million.

Outlook

The following statement is forward-looking and actual results may differ materially. During fiscal year 2010 Accuray expects that revenue will likely be toward the lower end of the guidance range of $220 million to $230 million. CyberKnife System revenue, which represents approximately two-thirds of total revenue, is driven by customer installation schedules.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Thursday, May 6, 2010 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-866-362-4832 (USA) or 1-617-597-5364 (International), Conference ID:  71384530. A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com. In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 89588146, beginning at 5:00 p.m. PT / 8:00 p.m. ET, May 6, 2010 and will be available through May 9, 2010. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the fourth quarter of fiscal 2010, ending June 30, 2010.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to deliver more than 80,000 treatments worldwide and currently 196 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2010, the portion of revenue attributable to CyberKnife System revenue, gross margin, profitability, customer installation schedules, realization of backlog and service activity. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2009 fiscal year as well as in our quarterly report on Form 10-Q, for the third quarter of fiscal year 2010, both of which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009

Net revenue:
Products	$33,783	$41,006	$99,815	$119,762
Shared ownership programs	484	1,285	1,421	3,197
Services	17,545	17,901	57,887	47,730
Other	128	1,109	714	4,106
Total net revenue	51,940	61,301	159,837	174,795
Cost of revenue:
Cost of products	14,430	17,630	46,638	49,894
Cost of shared ownership programs	228	185	877	654
Cost of services	11,806	12,057	38,859	32,214
Cost of other	100	1,067	503	3,833
Total cost of revenue	26,564	30,939	86,877	86,595
Gross profit	25,376	30,362	72,960	88,200
Operating expenses:
Selling and marketing	7,179	11,420	25,891	35,623
Research and development	7,719	9,259	23,150	26,807
General and administrative	7,719	8,821	27,079	28,513
Total operating expenses	22,617	29,500	76,120	90,943
Income (loss) from operations	2,759	862	(3,160)	(2,743)
Other income (loss), net	(227)	575	684	2,436
Income (loss) before provision for (benefit from) income taxes	2,532	1,437	(2,476)	(307)
Provision for (benefit from) income taxes	260	221	(297)	306
Net income (loss)	$2,272	$1,216	$(2,179)	$(613)
Net income (loss) per share:
Basic net income (loss) per share	$0.04	$0.02	$(0.04)	$(0.01)
Weighted average common shares used in computing basic net income (loss) per share	57,851	55,724	57,352	55,138
Diluted net income (loss) per share	$0.04	$0.02	$(0.04)	$(0.01)
Weighted average common shares used in computing diluted net income (loss) per share	60,470	58,772	57,352	55,138

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$492	$622	$1,168	$1,801
Selling and marketing	$(84)	$538	$1,379	$2,518
Research and development	$636	$797	$1,937	$2,330
General and administrative	$839	$1,167	$3,753	$5,027

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	June 27,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$36,036	$36,835
Restricted cash	21	527
Short-term available-for-sale securities	81,542	64,634
Trading securities	21,860	—
Accounts receivable, net of allowance for doubtful accounts of $35 at March 31, 2010 and $484 at June 27, 2009	36,321	36,427
Inventories	28,231	28,909
Prepaid expenses and other current assets	11,636	6,186
Deferred cost of revenue—current	12,876	18,984
Total current assets	228,523	192,502
Long-term available-for-sale securities	6,359	35,245
Long-term trading securities	—	22,007
Property and equipment, net	13,242	15,066
Goodwill	4,495	4,495
Intangible assets, net	452	668
Deferred cost of revenue—noncurrent	3,274	2,933
Other assets	1,630	1,470
Total assets	$257,975	$274,386
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,734	$14,941
Accrued expenses	17,022	15,768
Customer advances—current	13,170	13,185
Deferred revenue—current	50,830	68,105
Total current liabilities	90,756	111,999
Long-term liabilities:
Long-term other liabilities	928	708
Deferred revenue—noncurrent	4,599	7,777
Total liabilities	96,283	120,484

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 60,147,061 and 58,783,547 shares at March 31, 2010 and June 27,2009, respectively; outstanding: 58,007,043 and 56,643,529 shares at March 31, 2010 and June 27, 2009, respectively	58	57
Additional paid-in capital	284,268	273,946
Accumulated other comprehensive income	62	416
Accumulated deficit	(122,696)	(120,517)
Total stockholders’ equity	161,692	153,902
Total liabilities and stockholders’ equity	$257,975	$274,386